Investor Presentation Fourth Quarter 2021 March 8, 2022 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000

2© 2022 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects remain uncertain. Although general business and economic conditions have recovered considerably, the recovery could be slowed or reversed by a number of factors, including increases in COVID-19 infections, increases in unemployment rates or other labor market disruptions, or turbulence in domestic or global financial markets, which could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. Increased volatility in our stock price could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2020 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 Fourth Quarter Performance Highlights 6 PPBI Strategy & Technology Overview 11 Balance Sheet Highlights 15 Asset Quality & Credit Risk Management 22 Culture and Governance 27 Appendix Material 33

PPBI Corporate Overview

PACIFIC PREMIER BANCORP, INC.

Premier commercial bank in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	Nasdaq: PPBI
Market Capitalization(1)	$3.4 Billion
Average Daily Volume(2)	398,869 Shares
Common Shares Outstanding(3)	94,389,543
Dividend Yield(1)	3.68%
# of Research Analysts	7 Analysts
Branch Network	61 Full Service Branch Locations

4Q21 Financial Highlights

Balance Sheet and Capital Ratios(3)		Profitability and Credit Quality(3)	
Assets	$21.09 billion	**ROAA**	1.63%
Loans HFI	$14.30 billion	**PPNR ROAA(4)(5)**	1.93%
TCE / TA(5)	9.52%	**Efficiency Ratio(5)**	48.0%
Tier 1 Capital Ratio	12.11%	**NPA / Assets**	0.15%
Total Capital Ratio	14.62%	**ACL / Loans**	1.38%

BRANCH FOOTPRINT

Pacific Northwest
Seattle MSA (10)
Portland MSA (2)
Other Washington (1)

Nevada
Las Vegas (1)

Central Coast California
San Luis Obispo (7)
Santa Barbara (2)

Southern California
Los Angeles-Orange (21)
San Diego (5)
Riverside-San Bernardino (9)

Arizona
Phoenix (1)
Tucson (2)



11
2
1
9
35
3

Note: All dollars in millions
1. Market data as of March 4, 2022
2. 3-month average as of March 4, 2022
3. As of December 31, 2021 or for the three months ended December 31, 2021
4. Pre-provision net revenue excludes merger-related expense
5. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

5

Fourth Quarter Performance Highlights

7© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Q4 2021 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Noninterest expense, excluding merger-related expense 3. Including fair value net discount on acquired loans Operating Results • Net income of $84.8 million, or $0.89 per diluted share • ROAA of 1.63% and ROATCE of 18.66%(1) • Pre-provision net revenue (“PPNR”) of $100.7 million and PPNR ROAA of 1.93%(1) • Net interest margin of 3.53%; core net interest margin of 3.36%(1) • Efficiency ratio of 48.0%(1) and noninterest expense of $97.3 million(2) Loans • Loan portfolio of $14.3 billion, an increase of 9.0% annualized compared to the prior quarter • Quarterly loan production of $1.5 billion, record new C&I loan commitments of $469.0 million • Added $900.0 million in Fixed-for-Floating swaps, totaling $1.2 billion notional position at year end • Loan / deposit ratio of 83.6%, compared to 80.1% in Q3 2021 Deposits • Deposits of $17.1 billion, as non-maturity deposits increased to 94% of total deposits • Non-interest bearing deposits equal 39% of total deposits • Average cost of deposits decreased to 0.04% from 0.06% in Q3 2021 Capital • Declared quarterly dividend of $0.33 per share • Tangible common equity to tangible assets of 9.52%(1) and total capital ratio of 14.62% • Tangible book value per share of $20.29(1), increased $0.54 from the prior quarter end Asset Quality • Delinquent loans were 0.14% of total loans held for investment • Nonperforming assets were 0.15% of total assets • Net recoveries of $1.0 million, or 0.01% of average loans • ACL for LHFI of $197.8 million, or 1.38% of loans; loss absorption capacity equals 1.91% of loans(3)

8© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix. Strong capital generation from pre-provision net revenue and operating efficiencies • Compound annual growth for total revenue of 36% and pre-provision net revenue of 43%(1) • Efficiency ratio improved from 64.7% to 48.4%(1), highlighting the benefits of scale through acquisitions $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $313.5 $389.9 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 2013 2014 2015 2016 2017 2018 2019 2020 2021 Pre-Provision Net Revenue PPNR / Average Assets $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $645.5 $770.2 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 2013 2014 2015 2016 2017 2018 2019 2020 2021 Total Revenue Efficiency Ratio

9© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PEER COMPARISON PPNR ROAA(2)(3) Pacific Premier has consistently outperformed Western bank peers(1) Net Interest Margin Efficiency Ratio(3) Nonperforming Assets to Total Assets 1. Peer group consists of Western region banks and thrifts with total assets between $5 billion and $53 billion as of September 30, 2021 2. Pre-provision net revenue exclusive of merger-related expenses 3. Please refer to the non-U.S. GAAP information in the appendix 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.66% 1.67% 1.67% 1.71% 1.70% 1.50% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y PPBI Peer Median 4.25% 4.48% 4.43% 4.44% 4.33% 3.74% 3.51%3.89% 3.75% 3.80% 3.96% 3.95% 3.38% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y PPBI Peer Median 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 59.4% 58.5% 54.4% 55.4% 56.1% 56.5% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y PPBI Peer Median 0.18% 0.04% 0.04% 0.04% 0.08% 0.15% 0.15% 0.83% 0.52% 0.43% 0.36% 0.36% 0.39% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y PPBI Peer Median

10© 2022 Pacific Premier Bancorp, Inc. | All rights reserved $9 .0 8 $1 0. 12 $1 1. 17 $1 2. 51 $1 5. 25 $1 6. 97 $1 8. 84 $1 8. 65 $2 0. 29 $0 .8 8 $1 .9 1 $3 .2 0 TBVPS Cumulative Dividends SHAREHOLDER FOCUSED Strong Relative Performance vs. KBW Regional Banking Index(1)(2) • Strong internal capital generation, declared $0.33 per share dividend in 4Q21 • Optimizing capital management, growing shareholder value 1. Market data as December 31, 2021, total shareholder return defined as change in share price plus dividends paid over respective periods. 2. KBW Regional Banking Index (KRX). 3. Please refer to non-U.S. GAAP reconciliation in appendix. (3) Growth in Tangible Value per Share Since 2013 Exceeds Peer Median(1)(2) 74.0 51.8 PPBI KRX 3-Year TSR (%) 600.5 211.5 PPBI KRX 10-Year TSR (%) TBV + Dividends CAGR 4Q13-3Q21 PPBI 13% Peer Median 11% Total Shareholder Return (TSR)

Strategy and Technology Overview

12© 2022 Pacific Premier Bancorp, Inc. | All rights reserved DISCIPLINED ACQUIRER Note: All dollars in millions Acquisition Timeline January 2015 Independence Bank ($422MM assets) January 2014 Infinity Franchise Holdings ($80MM assets), a specialty finance company January 2016 Security California Bancorp ($715MM assets) April 2017 and November 2017 Heritage Oaks Bancorp ($2.0B assets) and Plaza Bancorp ($1.3B assets) July 2018 Grandpoint Capital, Inc. ($3.2B assets) March 2013 and June 2013 First Associations Bank ($424MM assets) and San Diego Trust Bank ($211MM assets) April 2012 Palm Desert National Bank ($103MM assets) in FDIC-assisted deal February 2011 Canyon National Bank ($192MM assets) in FDIC- assisted deal PPBI acquisitions have strengthened and enhanced franchise value • Acquisitions are fully integrated into Pacific Premier with a “one bank, one culture” approach • Total Assets have grown 37% compounded annually since 2013, as increasingly larger acquisitions have led to greater operating leverage June 2020 Opus Bank ($8.3B assets) $1,714 $2,038 $2,790 $4,036 $8,025 $11,487 $11,776 $19,737 $21,094 $- $5,000 $10,000 $15,000 $20,000 $25,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 Non-Acquired Assets Acquired Assets

13© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total customer transparency throughout the organization using proprietary Salesforce™ enabled platform Call Center Management Workflow Management CRM Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the customer allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class service ™ ™

INNOVATIVE TECHNOLOGY DRIVING GROWTH & PROFITABILITY

Premier API Banking – Modernize the client's access to secure funds movement & data analytics



In-house development of proprietary technologies improving the customer experience

Proactive Solutions for Clients
Access to real-time account information, secure funds movement, auto-upload of transaction records and data analytics

Driving Innovation
Manual, repetitive banking tasks are automated securely

Improved Customer Experience
Addresses traditional pain points associated with treasury management services

Digital adoption leading to greater scale and efficiency

Accelerating digital adoption

- **34%** CAGR in new loan commitments per banker from 2019
- **10%** increase in business online users[(1)]
- **14%** increase in originations[(2)], daily transaction volume of nearly **$800** million[(2)]
- **34%** increase in business mobile users[(1)]

1. 4Q21 compared to 4Q20.
2. Reflects ACH originations 4Q21 compared to 4Q20, daily average transaction volume total for 4Q21 across multiple bank channels (ACH, wire, check, Zelle, etc.)

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

14

PPBI Balance Sheet Highlights

16© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Commercial & Business 43% Multifamily 35% Commercial Real Estate 21% Consumer 1% 1. As of December 31, 2021 and includes unfunded loan commitments of $2.5 billion 2. Commercial and business loans, distribution by North American Industry Classification (NAICS) 3. Reflects spot utilization rate at December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 Total Loans Commitments by Type(1) Commercial & Business Loans by Industry(2) TOTAL LOAN COMMITMENTS $16.8 Billion Business centric loan portfolio • Fourth quarter new loan commitments of $1.5 billion, as total commitments increased to $16.8 billion, as of December 31, 2021 • High quality loan portfolio reflects deep and long tenured client relationships • Commercial loans with diverse set of industries across Western U.S. • Fourth quarter utilization rates continued to increase on lines of credit C&I Loan Utilization Rates and Commitments(3) $2,338 $2,438 $2,588 $2,752 $2,928 36.1% 29.8% 33.4% 35.8% 37.9% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 4Q20 1Q21 2Q21 3Q21 4Q21 C&I LOC Commitments LOC Utilization Rate Construction 9% Manufacturing 10% Wholesale Trade 5% Retail Trade 5% Finance and Insurance 7% Real Estate and Rental Leasing 8% Professional, Scientific, and Technical Services 4% Health Care and Social Assistance 7% Accommodation and Food Services 18% Other Services (except Public Administration) 7% Public Administration 4% Educational Services 4% All Other 12%

DIVERSIFIED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

	As of December 31, 2021		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,771,137	19.4 %	4.19%
Multifamily	5,891,934	41.2	3.75%
Construction and land	277,640	1.9	4.88%
SBA secured by real estate[2]	46,917	0.3	4.98%
Total investor real estate secured	8,987,628	62.8	3.93%
Business real estate secured			
CRE owner-occupied	2,251,014	15.7	4.07%
Franchise real estate secured	380,381	2.7	4.60%
SBA secured by real estate[3]	69,184	0.5	5.23%
Total business real estate secured	2,700,579	18.9	4.18%
Commercial			
Commercial and industrial	2,103,112	14.7	3.61%
Franchise non-real estate secured	392,576	2.7	4.76%
SBA non-real estate secured	11,045	0.1	5.54%
Total commercial	2,506,733	17.5	3.80%
Consumer			
Single family residential	95,292	0.7	4.01%
Consumer	5,665	0.1	4.98%
Total consumer	100,957	0.8	4.05%
Total loans held for investment	**$ 14,295,897**	**100.0 %**	**3.95%**

Historical Loan Yields Relative to Peers[4]



PPBI
Peer Median
5.39%
5.45%
5.31%
5.52%
5.54%
4.89%
4.61%
4.39%
4.28%
4.44%
4.82%
4.94%
4.09%
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021

December 2021 Loan Repricing Structure[5]



Hybrid Adjustable 49%
Fixed 19%
Variable 23%
Fixed maturing in <1 Year 1%
Loans with Variable Swaps 8%

- **81% of loans have variable repricing with 41%[6] repricing in less than one year**

Note: All dollars in thousands, unless noted otherwise
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower
1. As of December 31, 2021 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Peer median reflects KBW Regional Banking Index
5. As of December 31, 2021, and includes $1.2 billion of variable swaps on fixed rate loans
6. Includes fixed rate loans maturing in one year or less

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

17

18© 2022 Pacific Premier Bancorp, Inc. | All rights reserved <1 Year 12% 1-3 Years 16% 3-5 Years 40% >5 Years 32% Muni Bonds $1,458 31% MBS $1,575 34% CMO $677 15% Treasurys $58 1% Agency $432 9% Corp Notes $454 10% LIQUID SECURITIES PORTFOLIO Investment Securities (in millions) as of December 31, 2021 Historical Balances and Yields Highly-rated securities portfolio • Investment securities totaled $4.66 billion, or 22% of total assets, as of December 31, 2021 • Decreased $224.9 million from the prior quarter to fund higher yielding loan growth • Q4 2021 average yield of 1.62% • Portfolio effective duration of 4.6 years • 95% of investments rated A or better $4.7 Billion Summary of Effective Duration as of December 31, 2021 $3,955 $3,879 $4,506 $4,880 $4,656 $3,965 $4,087 $4,244 $4,808 $4,833 1.72% 1.71% 1.70% 1.57% 1.62% 4Q20 1Q21 2Q21 3Q21 4Q21 Period-end Balance Average Balance Average Yield

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $17.1 billion as of December 31, 2021

(dollars in thousands)

	Q4 2021 Balance[2]	Q4 2021 % of Total	Q4 2021 Cost of Deposits[1]
Noninterest-bearing demand	$ 6,757,259	39%	0.00%
Interest-bearing demand	3,493,331	20%	0.03%
Money market and savings	5,806,726	34%	0.06%
Total non-maturity deposits	16,057,316	94%	0.03%
Retail certificates of deposit	1,058,273	6%	0.19%
Total certificates of deposit	1,058,273	6%	0.19%
Total deposits	**$ 17,115,589**	**100%**	**0.04%**

Relationship based deposits

- Attractive low cost and stable deposit mix reflects our relationship-based business model
- 4Q21 cost of deposits declined to 0.04% from 0.06% in 3Q21
- Noninterest-bearing deposits totaled $6.8 billion or 39% of total deposits
- Non-maturity deposits increased to 94% of deposits

Historical Cost of Total Deposits Relative to Target Fed Funds[2]

- **No increase in cost of deposits for first 125 basis points of hikes in target fed funds rate during last interest rate cycle from 4Q15-4Q17**
- **18.2% cumulative deposit beta as cost of total deposits increased 41 bps trough to peak from 3Q15-3Q19**



0.32
0.28
0.28
0.51
0.66
0.25
0.07
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
Target Federal Funds Rate
Cost of Total Deposits

Deposit Mix as of December 31, 2021



Consumer Deposits 27%
Business Deposits 73%

1. Quarterly average cost
2. As of December 31, 2021

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

19

20© 2022 Pacific Premier Bancorp, Inc. | All rights reserved 3.61% 3.55% 3.44% 3.51% 3.53% 3.32% 3.30% 3.22% 3.30% 3.36% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Reported Net Interest Margin Core Net Interest Margin NET INTEREST MARGIN 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. Reported and Core Net Interest Margin 4Q NIM expansion supported by improved cost of funds and increased loan fee activity Loan Yields Cost of Deposits Factors Affecting Q4 2021 Net Interest Margin Increase Decrease (1) (1) 4.88% 4.81% 4.62% 4.56% 4.46% 4.55% 4.52% 4.34% 4.29% 4.23% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Reported Loan Yield Core Loan Yield 0.14% 0.11% 0.08% 0.06% 0.04% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Cost of Deposits

21© 2022 Pacific Premier Bancorp, Inc. | All rights reserved CAPITAL MANAGEMENT Consolidated PPBI Pacific Premier Bank Leverage Ratio 10.08% 9.85% 9.47% Common Equity Tier 1 Ratio (CET1) 12.11% 11.96% 12.04% Tier 1 Ratio 12.11% 11.96% 12.04% Total Capital Ratio 14.62% 14.56% 16.31% Tangible Common Equity Ratio(1) 9.52% 9.30% 9.40% Leverage Ratio 11.62% 11.38% 10.89% Common Equity Tier 1 Ratio (CET1) 13.96% 13.81% 13.84% Tier 1 Ratio 13.96% 13.81% 13.84% Total Capital Ratio 14.70% 14.61% 15.89% Q4 2021 Q3 2021 Q4 2020 • Capital levels fully support strategic and organic growth objectives • 9% growth in tangible book value while returning $140 million of capital to shareholders in 2021 1. Please refer to non-U.S. GAAP reconciliation in appendix $18.65 $18.19 $19.38 $19.75 $20.29 9.40% 8.97% 9.38% 9.30% 9.52% 4Q20 1Q21 2Q21 3Q21 4Q21 Tangible Book Value per Share and Tangible Common Equity Ratio TBV per Share Tangible Common Equity Ratio

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Utilized Moody's probability-weighted December economic forecast – improving economic forecasts in CECL model relative to 3Q

Allowance for Credit Losses by Loan Type

(dollars in thousands)	12/31/2021 ACL Balance	12/31/2021 % of Loans HFI
Investor loans secured by real estate		
CRE non-owner occupied	$ 37,380	1.35%
Multifamily	55,209	0.94%
Construction and land	5,211	1.88%
SBA secured by real estate[1]	3,201	6.82%
Business loans secured by real estate		
CRE owner-occupied	29,575	1.31%
Franchise real estate secured	7,985	2.10%
SBA secured by real estate[2]	4,866	7.03%
Commercial loans		
Commercial and industrial	38,136	1.81%
Franchise non-real estate secured	15,084	3.84%
SBA non-real estate secured	565	5.12%
Retail loans		
Single family residential	255	0.27%
Consumer loans	285	5.03%
ACL for Loans HFI	**$ 197,752**	**1.38%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 197,752	1.38%
Plus: Fair Value Mark on Acquired Loans[3]	77,106	0.54%
Total Allowance + Fair Value Mark[3]	**$ 274,858**	**1.91%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)


$211.5
($16.8)
$(2.5)
$5.6
$197.8
ACL for LHFI Balance Sep 30, 2021
Economic Forecast
Qualitative Factor
Portfolio Changes/Growth
ACL for LHFI Balance Dec. 31, 2021
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

23

24© 2022 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of Total Loans) Classified Loans (% of Total Loans) Net Charge-offs (% of Loans) Asset quality remain strong reflecting industry leading credit risk management $6.4 $1.3 $1.1 $1.8 -$1.0 0.05% 0.01% 0.01% 0.01% -0.01% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Net Charge-offs (Recoveries) NCOs / Avg Loans $29.2 $38.9 $34.4 $35.1 $31.3 0.15% 0.19% 0.17% 0.17% 0.15% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Nonperforming Assets NPAs / Assets Note: Dollars in millions $128.3 $134.7 $131.4 $124.5 $121.8 0.97% 1.03% 0.97% 0.89% 0.85% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Classified Loans Classified Loans / Loans HFI $13.3 $22.6 $19.3 $20.2 $19.5 0.10% 0.17% 0.14% 0.14% 0.14% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Past Due Loans PD Loans / Loans HFI

25© 2022 Pacific Premier Bancorp, Inc. | All rights reserved 3.23% 1.65% 0.15% 4.21% 0.26% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 PPBI Peer Median CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 PDNB Failed- Bank Acquisition 4/27/12 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $53 billion as September 30, 2021

26© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) 627% 499% 415% 372% 310% 349% 316% 336% 376% 287% 287% 275% 356% 341% 342% 332% 326% 306% 285% 385% 363% 352% 349% 352% 362% 360% 0% 200% 400% 600% 800% Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE concentrations through multiple cycles • CRE concentrations are well-managed across the organization and stress tested semiannually Opus Acquisition CRE TO CAPITAL CONCENTRATION RATIO

PPBI Culture and Governance

28© 2022 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes • Over-communicate – be transparent • Provide timely and complete information • Collaborate to make better decisions • Electronic communication is a useful tool – verbal communication is better • Results matter • Accomplish more together • Be open to achieving results in new ways • A humble, winning attitude is contagious • Improvement is incremental. Small changes over time have a significant impact • Mistakes happen. Learn from them and don’t repeat them • Be responsible for your personal and professional development • Inspect what you expect • Do the right thing, every time. • Put the organization first, not your self interest • Take responsibility for your actions • Complete truth to all stakeholders • Operate with a sense of urgency. • Be thoughtful and detail oriented • Make timely decisions • Act today • Respond to email, phone calls the same day - 100% of the time

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: 6

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Early stages of developing a GHG emissions inventory and environmental impact of our loan standards
- Initial assessment of potential impacts of climate-related risks and opportunities
- Currently evaluating the adoption of a formal environmental disclosure framework, including the Sustainability Accounting Standards Board ("SASB") and the Task Force on Climate-related Financial Disclosures ("TCFD") methodologies

Social
ISS QualityScore: 4

Our commitment to our communities, customers and employees is at the core of our ESG strategy[1]

Social Justice Initiatives

80% of charitable giving benefited minority communities
$50M Commitment to Equitable Impact Initiative

Community Support

7,418 Volunteer Hours
480+ Community Partnerships

Employee Highlights

53% Minority
47% Non-Minority

59% Female
41% Male

99% Full Time
1% Part Time

Governance
ISS QualityScore: 1

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- The Board's Nominating and Governance Committee, composed entirely of independent directors, is responsible for overseeing our strategy, policies and initiatives related to our ESG program
- Specific aspects of ESG are overseen by other Board committees, including the Enterprise Risk Committee

Alignment to the United Nations Sustainable Development Goals ("SDGs")

Our ESG initiatives and the support we give to organizations in our communities help us align to several United Nations SDGs



2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
8 DECENT WORK AND ECONOMIC GROWTH
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
13 CLIMATE ACTION
16 PEACE, JUSTICE AND STRONG INSTITUTIONS

Commitment to Continuous Improvement

- Received the **2021 Corporate Responsibility Award** from the Association for Corporate Growth; and recognized as **2021 Honoree of The Civic 50 Orange County**
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Received the **2021 Most Innovative Project Award** by the OC's Charity Challenge in recognition of our innovative and engaging methods to promote financial education
- Became an **Executive Sponsor** of California Community Economic Development Association's **Climate Adaptation Initiative**
- Launched a new **Premier Inclusion** program and strategy to promote initiatives related to diversity, equity and inclusion and hired an **Organizational Development Partner** to further mature the program for long-term impact

1. Community Partnerships and Support and Social Justice Initiatives data is for the 12-month period ended December 31, 2021

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

29

30© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Our Board continues to strengthen our corporate governance practices to enhance long-term shareholder value Board Independence • Lead Independent Director • Independent Board (10 of 11 directors are independent) • All Board committees composed of independent directors • Independent directors conduct regular executive sessions led by the Lead Independent Director Board Practices • Annual Board and committee assessments • Risk oversight and strategic planning by full Board and committees • Outside Board service limited to three additional Boards • Board has direct access to all of our Senior Executive Officers Board Accountability • Annual election of all directors • Majority vote standard in place (uncontested elections) • Shareholders have the ability to call a special meeting with 10% support • Shareholder engagement program with feedback incorporated into Board deliberations Stock Ownership / Compensation • Robust stock ownership guidelines for all Directors and Named Executive Officers • Clawback policy in place • Maintain restrictions on hedging and pledging shares of our stock • Double trigger equity vesting provisions in place for change in control CORPORATE GOVERNANCE

31© 2022 Pacific Premier Bancorp, Inc. | All rights reserved Commitment to regular refreshment to evolve our Board in line with our strategy Process Overview • Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors and making recommendations for potential nominees • The Board also believes that diversity and inclusion in various respects is extremely important (currently 4 independent directors qualify as diverse) and is mindful of this need as candidates are considered to fill current Board vacancies Key Selection Criteria  Integrity and independence  Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience  Substantial accomplishments, and prior or current association with institutions noted for their excellence  Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment  Public Company oversight experience  Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices, regulatory compliance, technology, data security and privacy  Special skills, expertise or background that add to and complement the range of skills, experiences and backgrounds  Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make  Availability and energy necessary to perform his or her duties as a director Our Process in Action Four Independent Directors Added Since 2019 • M. Christian Mitchell Prior Senior Partner, Deloitte • George Pereira Prior COO and CFO, Charles Schwab Investment Management Inc. • Barbara Polsky General Counsel, Jiko Group, Inc. and former Partner Manatt, Phelps & Phillips, LLP • Jaynie Studenmund Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings BOARD REFRESHMENT & EVALUATION PROCESS • Richard Thomas Prior EVP and CFO, CVB Financial Corporation

32© 2022 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  Shareholder value is our key focus – building long-term value for our owners  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,											As of			
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	March 31, 2021	June 30, 2021	Sept. 30, 2021	Dec. 31, 2021
Total stockholders' equity	$ 78,602	$ 86,777	$ 134,517	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,703,098	$ 2,813,419	$ 2,838,116	$ 2,886,311
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	981,568	978,675	974,763	970,883
Tangible common equity	**$ 78,602**	**$ 84,708**	**$ 131,891**	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,721,530**	**$ 1,834,744**	**$ 1,863,353**	**$ 1,915,428**
Total assets	$ 826,816	$ 961,128	$ 1,173,792	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 20,173,298	$ 20,529,486	$ 21,005,211	$ 21,094,429
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	981,568	978,675	974,763	970,883
Tangible assets	**$ 826,816**	**$ 959,059**	**$ 1,171,166**	**$ 1,690,131**	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 19,191,730**	**$ 19,550,811**	**$ 20,030,448**	**$ 20,123,546**
Tangible common equity ratio	**9.51%**	**8.83%**	**11.26%**	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**8.97%**	**9.38%**	**9.30%**	**9.52%**
Basic shares outstanding	10,033,836	10,337,626	13,661,648	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,644,415	94,656,575	94,354,211	94,389,543
Book value per share	$ 7.83	$ 8.39	$ 9.85	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 28.56	$ 29.72	$ 30.08	$ 30.58
Less: Intangible book value per share	-	0.20	0.19	1.44	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.37	10.34	10.33	10.29
Tangible book value per share	**$ 7.83**	**$ 8.19**	**$ 9.65**	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 18.19**	**$ 19.38**	**$ 19.75**	**$ 20.29**

Note: All dollars in thousands, except per share data

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

34

35© 2022 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands 1. Annualized Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. 12/31/2020 9/30/2021 12/31/2021 Net Income (loss) 67,136$ 90,088$ 84,831$ Plus: amortization of intangible assets expense 4,505 3,912 3,880 Less: amortization of intangible assets expense tax adjustment 1,288 1,119 1,107 Net income for average tangible common equity 70,353$ 92,881$ 87,604$ Plus: merger-related expense 5,071 - - Less: merger-related expense tax adjustment 1,450 - - Net income for average tangible common equity excluding merger-related expenses 73,974$ 92,881$ 87,604$ Average stockholders' equity 2,710,509$ 2,844,800$ 2,851,000$ Less: average intangible assets 88,216 75,795 71,897 Less: average goodwill 898,436 901,312 901,312 Average tangible common equity 1,723,857$ 1,867,693$ 1,877,791$ Return on average equity(1) 9.91% 12.67% 11.90% Return on average tangible common equity(1) 16.32% 19.89% 18.66% Return on average tangible common equity excluding merger- related expense(1) 17.16% 19.89% 18.66% Three Months Ended,

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, other income – security recoveries, and gain/(loss) on sale of other real estate owned. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 381,119	$ 92,489	$ 94,496	$ 96,040	$ 97,252
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	17,072	4,143	4,001	3,912	3,880
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	1	-	-	-	-
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 314,917**	**$ 88,341**	**$ 90,495**	**$ 92,128**	**$ 93,372**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 161,652	$ 160,934	$ 169,069	$ 170,719
Plus: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	23,740	26,729	30,100	27,281
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	13,882	4,046	5,085	4,190	3,585
Less: Other income - security recoveries[1]	(4)	(29)	-	(205)	1	4	2	2	2	6	1	1
Less: Net gain (loss) from other real estate owned	-	-	-	18	46	281	52	(112)	-	-	-	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	(503)	(647)	970	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,067**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 631,764**	**$ 181,847**	**$ 183,219**	**$ 194,008**	**$ 194,414**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**49.8%**	**48.6%**	**49.4%**	**47.5%**	**48.0%**

Note: All dollars in thousands
1. Losses from 2013-2016 related to Other Than Temporary Impairment

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

36

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 630,726	$ 172,994	$ 170,692	$ 176,047	$ 177,006
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	56,515	11,342	9,758	6,978	6,287
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	574,211	161,652	160,934	169,069	170,719
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	23,740	26,729	30,100	27,281
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	645,536	185,392	187,663	199,169	198,000
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	381,119	92,489	94,496	96,040	97,252
Add: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 92,908**	**$ 93,167**	**$ 103,129**	**$ 100,748**
Pre-provision net revenue (annualized)[1]	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 371,632**	**$ 372,668**	**$ 412,516**	**$ 402,992**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,621,545**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$ 11,546,912**	**$ 16,817,242**	**$ 19,994,260**	**$ 20,290,415**	**$ 20,804,903**	**$ 20,867,005**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**0.46%**	**0.46%**	**0.50%**	**0.48%**
PPNR / Average Assets (annualized)[1]	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.86%**	**1.84%**	**1.98%**	**1.93%**

Note: All dollars in thousands
1. Annualized

© 2022 Pacific Premier Bancorp, Inc. | All rights reserved

37

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 161,652	$ 160,934	$ 169,069	$ 170,719
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,866	9,487	9,446	7,867
Less: Premium amortization on CD	139	143	200	411	969	1,551	521	6,443	1,751	942	390	183
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(603)	(216)	(74)	349
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 374,698**	**$ 425,701**	**$ 534,683**	**$ 150,638**	**$ 150,721**	**$ 159,307**	**$ 162,320**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,319,552**	**$ 15,373,474**	**$ 18,490,426**	**$ 18,783,803**	**$ 19,131,172**	**$ 19,173,458**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.33%**	**3.74%**	**3.55%**	**3.44%**	**3.51%**	**3.53%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.13%**	**3.48%**	**3.30%**	**3.22%**	**3.30%**	**3.36%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 485,663	$ 577,558	$ 155,225	$ 152,365	$ 157,025	$ 157,418
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,866	9,487	9,446	7,867
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(603)	(216)	(74)	349
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 398,948**	**$ 464,584**	**$ 544,473**	**$ 145,962**	**$ 143,094**	**$ 147,653**	**$ 149,202**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,768,389**	**$ 11,819,898**	**$ 13,093,609**	**$ 13,216,973**	**$ 13,660,242**	**$ 14,005,836**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.54%**	**4.89%**	**4.81%**	**4.62%**	**4.56%**	**4.46%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.30%**	**5.30%**	**4.61%**	**4.52%**	**4.34%**	**4.29%**	**4.23%**

Note: All dollars in thousands

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